Exhibit 10.4

                        CONSULTING AGREEMENT AMENDMENT #2

     This Consulting Agreement (the "Agreement") is made and entered into this 17th day of April 2002, by and between Kevin B. Halter, Jr. ("KBH") and Gump, Inc., a Delaware corporation (the "Client").

                                    Recitals
                                    --------

     A.   KBH is the  President  and owner of  Securities  Transfer  Corporation
          ("STC").
     B. Securities Transfer Corporation is a Transfer Agent and Registrar registered with the Securities and Exchange Commission (the "SEC") and offers transfer agent services and Edgar filing services for public companies.
     C. KBH is willing to provide consulting services to the Client and to make the services of STC available to the Client on the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. KBH Retained. The Client hereby retains KBH, and KBH hereby agrees to make its STC services available to the Client under the terms and conditions hereinafter set forth.

     2. Duties. During the term of this Agreement, the duties set forth in this Section 2 shall be performed.

          STC's will be responsible for accomplishing the following:

          (i) Assist in Edgarizing and filing all required SEC filings for the client which may include 10-Q's, 10-K and form S-8 Registration Statements as filed with the Securities and Exchange Commission on behalf of the Client; and
          (ii) Perform the Transfer Agent and Registrar functions on behalf of the client.

     3. Compensation. As compensation for KBH entering into this Agreement and for the services to be rendered hereunder, the Client shall issue to KBH 100,000 shares of common stock ($0.01 par value) of the company. The 100,000 shares are to be registered shares and the company agrees to file a Form S-8 Registration Statement with the Securities and Exchange Commission as expeditiously as possible.

     4. Expenses. Neither the Client nor the Public Company shall be responsible for paying or reimbursing KBH for his services provided in connection with the performance of duties within the scope of Sections 2 above for or on behalf of the Client. Otherwise, KBH shall detail in writing and submit to the client a budget for the projected costs and expenses for such project. Upon the approval of the Client as to any particular project and the related budget, KBH shall be authorized to


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          perform or cause to be performed  the work  necessary for such project and to incur costs as set forth in the budget. In addition, KBH is authorized to incur any other unanticipated costs and expenses associated with such project not specifically set forth in such budget, except that any cost in excess of $100 not already approved in a budget shall be subject to approval by the Client. The Client understands that in some cases the provider of certain services and
          goods  may  ask  for  payment  in  advance   and  for  certain   major
          disbursements, and in such case invoices from outside providers will be sent directly to the Client.

     5. Term. This Agreement shall commence on the execution date of this Agreement and shall continue for a term of 6 months, unless terminated earlier pursuant to Section 6 below.


     6.   Termination. This Agreement shall terminate:


          (A) If there has been a material breach of this Agreement and such breach has not been cured by the breaching party on or before 30 days from the date of the receipt of a written notice of the breach from the non-breaching party;
          (B)  Upon the mutual written agreement of the parties.

     7. Remedies. Upon termination of this Agreement for any reason, this Agreement shall become null and void and have no further force or effect. KBH shall mail to the Client all documents in its possession or control concerning the Client, as the Client shall request. If this Agreement is terminated by reasons of the breach of any provision hereof, the non-breaching party may pursue any and all remedies at law or in equity.

     8. Accuracy of Information and Indemnification. The Client agrees to furnish to KBH truthful and accurate information in all material respects. The Client agrees to cooperate with KBH in the performance of KBH's consulting services. The Client agrees to indemnify and hold harmless KBH from any loss, liability, damages, costs and expenses (including attorneys' and other professional fees) that KBH may incur as a result of the Client furnishing to KBH any untruthful or inaccurate information.


     9.   Miscellaneous

          (A) Assignability. Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement shall be non-assignable by either of the parties hereto and any such attempt of assignment shall be null and void and of no effect whatsoever.


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          (B)  Relationship  of  the  Parties.   KBH  shall  not  be  considered
               employees of the Client. Furthermore, the parties agree KBH shall be considered an independent contractor for all purposes.
          (C) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.
          (D) Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.
          (E) Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and not strictly for nor against either party.
          (F) Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.
          (G) State Law. This Agreement, its interpretation and its application shall be governed by the laws of the State of Texas.
          (H)  Counterparts.   This   Agreement  may  be  executed  in  multiple
               counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.
          (I) Costs. In the event of any legal proceeding between any of the parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all reasonable costs of such legal proceeding, including but not limited to, attorneys' fees by the other party or parties.
          (J) Notices and Waivers. Any notice or waiver required or permitted to be given by the parties hereto shall be in writing and shall be deemed to have been give, when delivered, 3 business days after being mailed by certified or registered mail, faxed during regular business hours of the recipient and there is confirmation of receipt, or sent by prepaid full rate telegram to the following addresses:


          To KBH:                                          To the Client:
           Kevin B. Halter, Jr.                            Mark Disalvo
           2591 Dallas Parkway, #102                       Gump & Company, Inc.
           Dallas, Texas 75034                             192 Searidge Court
                                                           Shell Beach, CA 93449


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     IN  WITNESS  WHERE OF, the  parties  have  executed  this  Agreement  to be effective as of the day and year first above written notwithstanding the actual date of signatures.

Kevin Halter





By:  ____________________________________
     Kevin B. Halter, Jr.



CLIENT:

Gump & Company, Inc.




By:  ____________________________________
     Mark Disalvo